UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2024

Timberline Resources Corporation
(Exact name of registrant as specified in its charter)

Commission File Number: 001-34055

Delaware	82-0291227
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

9030 North Hess Street

Hayden, Idaho 83835

(Address of principal executive offices, including zip code)

(208) 664-4859

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:  None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

This Current Report on Form 8-K is being filed in connection with the completion, on August 19, 2024 (the “Closing Date”), of the previously announced Merger (as defined below) contemplated by the Agreement and Plan of Merger (the “Merger Agreement”), dated as of April 16, 2024, by and among Timberline Resources Corporation (the “Company”), McEwen Mining Inc., a Colorado corporation (“McEwen”), and Lookout Merger Sub, Inc., a Delaware corporation and direct subsidiary of McEwen (“Merger Sub”).

At the effective time of the Merger (the “Effective Time”) and in accordance with the Merger Agreement, Merger Sub merged with and into the Company, with the Company surviving and continuing as the surviving corporation and a direct, wholly owned subsidiary of McEwen (such transaction, the “Merger”). The Merger was approved by a vote of the stockholders of the Company at a special meeting of stockholders (the “Special Meeting”) held on August 16, 2024.

At the Effective Time and in accordance with the Merger Agreement, each outstanding share of common stock of the Company (each, a “Company Share”) was converted into the right to receive 0.01 (the “Exchange Ratio”) of a share of common stock of McEwen, no par value per share (each, a “McEwen Share”). Any stockholder of the Company who would otherwise be entitled to receive a fraction of a McEwen Share pursuant to the Merger (after taking into account all of the Company Shares held immediately prior to the Effective Time by such holder) had their holdings of McEwen Shares rounded up to the nearest whole share.

Pursuant to the Merger Agreement, at the Effective Time: (i) each option to acquire Company Shares (each, a “Company Option”) that was outstanding immediately prior to the Effective Time, whether vested or unvested, was cancelled and deemed to be fully vested and converted into such number of Company Shares equal to (A) the excess, if any, of (1) the volume weighted average price of a Company Share for the five trading days ending on, and including, the third trading day immediately preceding the Effective Time over (2) the per share exercise price of such Company Option, multiplied by (B) the total number of Company Shares subject to such Company Option immediately prior to the Effective Time; and (ii) each warrant to purchase Company Shares that was outstanding immediately prior to the Effective Time (each, a “Rollover Warrant”) was converted into a warrant to acquire a number of McEwen Shares, which was determined by multiplying the number of Company Shares subject to such Rollover Warrant by the Exchange Ratio and rounding down to the nearest whole number of McEwen Shares, at an adjusted exercise price calculated by dividing the per share exercise price for the Company Shares subject to such Rollover Warrant, as in effect immediately prior to the Effective Time, by the Exchange Ratio and rounding the resulting exercise price up to the nearest whole cent.

The issuance of McEwen Shares in connection with the Merger was registered under the Securities Act of 1933, as amended, pursuant to McEwen’s registration statement on Form S-4 (File No. 333-279639) (as amended, the “Registration Statement”), declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on July 10, 2024. The definitive proxy statement of the Company, which formed part of the Registration Statement and also constituted McEwen’s prospectus (the “Proxy Statement”), contains additional information about the Merger and the other transactions contemplated by the Merger Agreement. The foregoing description of the Merger Agreement and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the Merger Agreement, which is incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 16, 2024.

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The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company or McEwen. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 2.01 Completion of Acquisition or Disposition of Assets

The information set forth in the Introductory Note, Item 3.01 and Item 5.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 3.01 Notice of Delisting or Failure To Satisfy a Continued Listing Rule or Standard; Transfer of Listing

The information set forth in the Introductory Note and Item 2.01 is incorporated by reference into this Item 3.01.

On August 16, 2024, in connection with the consummation of the Merger, the Company notified the TSX Venture Exchange (the “TSXV”) that the Merger had been consummated and requested that the trading of the Company’s common stock on the TSXV be suspended and that the listing of the common stock on the TSXV be withdrawn. On August 16, 2024, the TSXV conditionally accepted the Company’s notice of the delisting of the Company’s common stock from the TSXV following the consummation of the Merger. The Company’s common stock will be delisted from the TSXV within approximately 3 trading days following the Closing Date.

In connection with the consummation of the Merger, the Company has notified the Financial Industry Regulatory Authority (“FINRA”) that the Merger had been completed and requested that FINRA suspend trading of the Company’s common stock on the OTCQB and withdraw the Company’s common stock from listing on the OTCQB. Upon final approval by FINRA, the Company’s common stock will no longer be traded on the OTCQB, and price quotations with respect to the Company’s common stock in the public market will no longer be available.

Item 3.03 Material Modification To Rights of Security Holders

The information set forth in the Introductory Note, Item 2.01, Item 3.01, Item 5.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01 Changes In Control of Registrant

The information set forth in the Introductory Note, Item 3.03 and Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

As a result of the consummation of the Merger, a change in control of the Company occurred. Pursuant to the Merger Agreement, at the Effective Time, Merger Sub was merged with and into the Company, with the Company continuing as the surviving corporation and becoming a wholly owned subsidiary of McEwen.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Pursuant to the Merger Agreement, at the Effective Time: (i) all of the directors and officers of the Company immediately prior to the Effective Time ceased to be directors and/or officers of the Company, and (ii) Stefan Spears, the sole director and officer of Merger Sub, became the director and Treasurer of the Company.

Mr. Spears served as Vice President of Projects of McEwen from 2008 to 2012. From 2012 to 2015, Mr. Spears founded and ran a manufacturing company that made parts for the metal casting industry. After selling that business in 2015, Mr. Spears rejoined the McEwen in the role of Special Projects with a focus on corporate development and was appointed as the Vice President of Corporate Development in 2019. Mr. Spears holds a B.Sc. degree in civil engineering from Queen’s University in Kingston, Ontario.

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There is no arrangement or understanding with a third-party by which this appointment was made. Mr. Spears is not a party to any related-party transactions of the Company. There is no material plan, contract, or other arrangement to which Mr. Spears is a party.

Item 5.03 Amendments To Articles of Incorporation or Bylaws; Change In Fiscal Year

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

In connection with the completion of the Merger and pursuant to the Merger Agreement, at the Effective Time, the Company’s certificate of incorporation was amended and restated in its entirety. Immediately after the Effective Time, the Company’s bylaws were amended and restated in their entirety by action of the Company’s board of directors. Copies of the Company’s amended and restated certificate of incorporation and by-laws are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 5.07 Submission of Matters To a Vote of Security Holders

In connection with the Merger, the Company held the Special Meeting at which its stockholders were asked to consider and vote upon the following proposals, which are described in detail in the Proxy Statement:

•	a proposal to adopt the Merger Agreement (the “Merger Proposal”);
•

an advisory (non-binding) proposal to approve the compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise related to the Merger (the “Merger-Related Compensation Proposal”); and

•

a proposal to approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to adopt the Merger Agreement (the “Adjournment Proposal”).

For each of the proposals, a quorum was present. The following is a summary of the matters voted upon at the Special Meeting and the voting results for each such matter:

The Merger Proposal

Votes For	Votes Against	Abstentions
118,760,620	21,900	239,223

The Merger-Related Compensation Proposal

Votes For	Votes Against	Abstentions
117,259,736	1,235,085	526,922

A vote on the Adjournment Proposal was not called as there were sufficient votes to approve the Merger Proposal and the Merger-Related Compensation Proposal.

Item 7.01 Regulation FD Disclosure.

On August 16, 2024, the Company issued a press release announcing voting results of the Special Meeting. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

On August 19, 2024, the Company issued a press release announcing the completion of the Merger. A copy of the press release is attached as Exhibit 99.2 and is incorporated herein by reference.

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In accordance with General Instruction B.2 of Form 8-K, the information set forth in Item 7.01 of this Current Report on Form 8-K and in the press releases attached hereto is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended. The information set forth in Item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1

Agreement and Plan of Merger by and among McEwen Mining Inc., Lookout Merger Sub, Inc. and the Company, dated as of April 16, 2024 (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on April 16, 2024). **

3.1	Amended and Restated Certificate of Incorporation of Timberline Resources Corporation as of August 19, 2024.
3.2	Amended and Restated Bylaws of Timberline Resources Corporation as of August 19, 2024.
99.1	Press Release of Timberline Resources Corporation, dated August 16, 2024. *
99.2	Press Release of Timberline Resources Corporation, dated August 19, 2024. *

* The foregoing exhibit relating to Item 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.

** Schedules and exhibits omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIMBERLINE RESOURCES CORPORATION

Date: August 19, 2024	By:	/s/ Ted Sharp
Ted Sharp
Chief Financial Officer

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